EXHIBIT 10.1

EXTENSION TO PROMISSORY NOTE

$400,000.00	San Diego, San Diego County, California	March 31, 2001

FOR VALUE RECEIVED, the undersigned, L. Donald Speer, II and Kelly Elizabeth Speer, (“Makers”), and Venture Catalyst Incorporated, a Utah corporation or its assigns (“Holder”) hereby enter into this extension (“Extension”) to that certain advance promissory note (“Note”), dated September 1, 2000, as follows:

RECITALS

A. In accordance with the Section 1 of the Note, the principal amount of the Note and all unpaid interest, if any, are due and payable in full on March 31, 2001.

B. Holder has determined that it is in its best interest to extend the Note for an additional six months, the unpaid principal amount and all accrued but unpaid interest, if any, thereby due and payable in full on September 30, 2001.

C. As of March 31, 2001, the aggregate unpaid principal and accrued but unpaid interest on the Note were $38,814.95.

AGREEMENT

      NOW, THEREFORE, in consideration of the premises and agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and intending to be legally bound, the Makers and Holder hereby agree as follows:

      1. Capitalized Terms. Capitalized terms used herein shall have the same meanings ascribed to such terms in the Note unless otherwise defined herein.

      2. Payment. Section 1(a) of the Note is hereby amended to extend the date of Mandatory payment from March 31, 2001 to September 30, 2001.

      3. Incorporation by Reference. The parties hereto incorporate by reference herein each and every covenant, term and condition contained in the Note as if more fully set forth herein, subject only to the amendment and modifications contained in this Extension, the same which shall supercede any term or condition set forth in the Note that may be in conflict herewith.

      4. Incorporation. This Extension shall be deemed a part of and incorporated into the Note and is hereby ratified, approved and confirmed in each and every respect. All references to the Note or this Extension in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Note as modified hereby.

      5. Successor and Assigns. This Extension shall be binding upon Borrower, her successors and assigns, and shall inure to the benefit of Lender, its successor and assigns.

      6. Applicable Law. THIS EXTENSION SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OFA THE STATE OF CALIFORNIA, WIHTOUT GIVING NOTICE TO THE PRINCIPLES OF CONFLICT OF LAWS OR THE STATE OF CALIFORNIA. THIS FIRST EXTENSION MAY BE ENFORCED IN SAN DIEGO COUNTY SUPERIOR COURT BY AGREEMENT OF THE PARTIES HERETO.

      IN WITNESS WHEREOF, the parties have executed this Extension as of the date first set forth above.

Venture Catalyst Incorporated,	Makers
a Utah corporation

By: /s/ KEVIN MCINTOSH Kevin McIntosh, Chief Financial Officer	/s/ L. DONALD SPEER, II L. Donald Speer, II
/s/ KELLY ELIZABETH SPEER Kelly Elizabeth Speer

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